UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2017

INTERSECTIONS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50580	54-1956515
(Commission File Number)	(IRS Employer Identification No.)

3901 Stonecroft Boulevard
Chantilly, Virginia 20151
(Address of Principal Executive Offices) (Zip Code)

(703) 488-6100
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in  Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2017, the Board of Directors of Intersections Inc. (the “Company”), based on the recommendation of its Compensation Committee, approved a change in the form of payment of the base salary for Michael R. Stanfield, the Chairman and Founder, and Johan J. Roets, the Chief Executive Officer.  For calendar year 2018, each of Mr. Stanfield and Mr. Roets has agreed to receive $200,000 of his base salary in the form of a stock option grant with an equivalent Black-Scholes value, in lieu of cash, and the Compensation Committee approved a one-time grant to each of them of 238,095 stock options under the Company’s 2014 Stock Incentive Plan, as amended.  The stock options have an exercise price equal to $2.10 per share, which is equal to the fair market value of the shares on the close of business on the date of grant (December 6, 2017), and shall vest in two equal annual installments starting on the first anniversary of the grant date, subject to acceleration under certain circumstances.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 8, 2017	INTERSECTIONS INC.

	By:	/s/ Ronald L. Barden
Name: Ronald L. Barden
Title: Chief Financial Officer